Jones, Walker              EXHIBIT 5
                           Waechter, Poitevent
                        Carrere & Denegre, L.L.P.



                            December 12, 1997




Century Telephone Enterprises, Inc.
100 Century Park Drive
Monroe, Louisiana  71203

Gentlemen:

     We have acted as counsel for Century Telephone Enterprises, Inc., a Louisiana corporation (the "Company"), in connection with the Company's registration statement on Form S-8 (the "Registration Statement") with respect to the issuance by the Company of 15,195 shares of the common stock of the Company, $1.00 par value per share (the "Common Stock") to three employees of Aragon Holding Group, Inc., a subsidiary of the Company, pursuant to the terms of restricted stock agreements between each such employee and the Company.

     Based upon the foregoing, and upon our examination of such matters as we deem necessary in order to furnish this opinion, we are of the opinion that the shares of Common Stock referred to herein are legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                   JONES, WALKER, WAECHTER,
                                   POITEVENT, CARRERE & DENEGRE, L.L.P.



                                   By:  /s/ Margaret F. Murphy
                                        ----------------------
                                        Margaret F. Murphy